FIRST  AMENDMENT  TO  ASSIGNMENT

     THIS FIRST AMENDMENT TO ASSIGNMENT (the "First Amendment") is made and entered into effective as of the 18th day of April 2012 by and between Keith D. Spickelmier ("Spickelmier") and Santos Resource Corp., a Nevada corporation ("Santos").

     RECITALS

     WHEREAS, Spickelmier executed and delivered to Santos an assignment (the "Assignment"), whereby Spickelmier assigned to Santos all of Spickelmier's rights under a legal document (as amended and restated on December 1, 2011, the "Liberty Agreement") with Liberty Petroleum Corporation ("Liberty") whereby Liberty granted to Spickelmier an exclusive right to negotiate an option to acquire exploration and drilling rights related to the PEL 512 prospect involving 584,651 gross acres in the "heart" of the Cooper Basin oil fairway in South Australia (the "Prospect"); and

     WHEREAS, Spickelmier and Santos wish to amend the Assignment upon the terms, provisions and conditions set forth hereinafter;

     AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements to amend the Assignment, Spickelmier and Santos agree as follows (all undefined, capitalized terms used herein shall have the meanings assigned to such terms in the Assignment):

     1. AMENDMENT TO THE ASSIGNMENT Section 1.5 of the Assignment be and hereby is amended to read in its entirety as follows:

"Failure  to Issue License. If the Minister confirms in writing that it will not
 -------------------------
issue exploration and drilling rights for the Prospect in the name of Santos, or has failed to issue exploration and drilling rights for the Prospect in the name of Santos prior to August 31, 2012, whichever occurs first, then this Assignment shall terminate, Spickelmier shall return immediately to Santos the 20.0 million Shares described in section 1.3(c) above, and Santos shall have no further obligations under this Assignment or the Liberty Agreement."

     2. MISCELLANEOUS. Except as otherwise expressly provided herein, the Assignment is not amended, modified or affected by this First Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Assignment are herein ratified and confirmed and shall remain in full force and effect. On and after the date on which this First Amendment becomes effective, the terms, "Assignment," "hereof," "herein," "hereunder" and terms of like import, when used herein or in the Assignment shall, except where the context otherwise requires, refer to the Assignment, as amended by this First Amendment. This First Amendment may be executed into one or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first day written above.

"SPICKELMIER"                         "SANTOS"

                                   SANTOS  RESOURCE  CORP.,
                                   a  Nevada  corporation
/s/Keith  D.  Spickelmier
-------------------------
   Keith  D.  Spickelmier
                                   By:  /s/  Keith  J.  McKenzie
                                   -----------------------------

                                   Name:     Keith  J.  McKenzie

                                   Title:     Chief  Executive  Officer